Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES FIRST QUARTER 2013 RESULTS

Boston, MA — May 6, 2013 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the first quarter 2013.

In the First Quarter of 2013, the Company:

•                 Generated Cash Net Operating Income (Cash NOI) of $25.3 million compared to $15.0 million for the first quarter of 2012, an increase of 69%.

•                 Generated Core Funds from Operations (Core FFO) of $15.5 million compared to $7.1 million for the first quarter of 2012, an increase of 118%. On a per share basis, this represents $0.33 per basic and fully diluted share compared to $0.30 per basic and fully diluted share in the first quarter 2012.

•                 Generated Adjusted Funds from Operations (AFFO) of $15.2 million compared to $7.2 million for the first quarter of 2012, an increase of 113%.

•                 Completed the acquisition of seven properties for total all-in cost of approximately $61 million with an average cash capitalization rate of 9% plus and a remaining weighted average lease term of approximately 6.3 years.

•                 Added approximately 1.8 million square feet to the Company’s portfolio through these acquisitions, increasing the Company’s square footage by 6%,  over the prior quarter.

•                 Leased over 749,000 square feet including approximately 238,000 square feet of new leases.

•                 Achieved occupancy on the Company’s portfolio of 95.4% and same store occupancy of 94.2%.

•                 Attained 100% retention of the 900,000 square feet of leases due to expire in the quarter.

•                 Increased the quarterly dividend to $0.30 per share, an increase of 11% over the prior quarter, equal to an annualized dividend yield of 5.6% on the quarter ended share price of $21.27.

“We are very pleased with our performance in the first quarter as the operations and acquisitions momentum from 2012 continued to carry forward.  We were able to generate over $60 million in accretive acquisitions versus $38 million in the first quarter of 2012.  We continue to see a significant amount of acquisition opportunities and strong leasing activity,” commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the first quarter of 2013, the Company completed the acquisition of seven industrial properties in seven separate transactions consisting of approximately 1.8 million square feet.

FIRST QUARTER 2013 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Properties	MSA	Cost (mm)
02/07/13	319,000	1	Orangeburg, SC	$4.6
02/27/13	227,500	1	Denver-Aurora-Lakewood, CO	$8.6
02/28/13	273,280	1	Columbia, SC	$9.7
03/15/13	146,740	1	Chicago-Naperville-Elgin, IL-IN-WI	$6.4
03/26/13	619,466	1	Ocala, FL	$18.6
03/28/13	95,500	1	Cedar Rapids, IA	$3.9
03/28/13	125,060	1	Boston-Cambridge-Newton, MA-NH	$9.1
Total	1,806,546	7		$60.9

The Company paid approximately $61 million, including closing costs, for the seven assets. The first quarter’s acquisitions increased the Company’s square footage by 6% over the prior quarter.  These properties were purchased at an average cash cap rate of 9+% based on in-place income.

Subsequent to the end of the first quarter, the Company acquired four properties containing a total of 713,758 square feet located in four different states for approximately $32 million.

The Company also has entered into contracts to acquire 11 additional properties for a combined purchase price of approximately $76 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

The tenant retention rate for the leases expiring in the first quarter of 2013 was 100%.  The rental rates on these renewed leases increased 6.0% on a cash basis and increased 8.6% on a GAAP basis. In the first quarter, the Company signed renewals for 510,750 square feet.  The Company also signed 238,370 square feet of new leases.  Tenant improvements and leasing commissions for leases signed in the first quarter were approximately $0.5 million or less than 2% of Cash NOI.

Occupancy for the Company’s portfolio was 95.4% at the end of the first quarter 2013 compared to 95.1% at end of the fourth quarter 2012.  Year over year same store occupancy decreased marginally from 94.5% to 94.2% although same store Cash NOI increased by 2.3%.  The same store portfolio is defined as those properties owned January 1, 2012 that were owned throughout 2012 and through the first quarter of 2013.

Key Financial Measures

Cash NOI, for the first quarter of 2013 was approximately $25.3 million, an increase of 69% compared to Cash NOI in the first quarter of 2012 of approximately $15.0 million.  Cash NOI after noncontrolling interest was approximately $21.9 million for the first quarter of 2013.

Core FFO for the first quarter of 2013 was approximately $15.5 million, an increase of 118% over the first quarter of 2012 of approximately $7.1 million. Core FFO attributable to common stockholders was approximately $13.4 million or $0.33 per diluted share of common stock as compared to $0.30 per diluted share of common stock in the first quarter of 2012.

AFFO was approximately $15.2 million for the first quarter of 2013 compared to approximately $7.2 million for the first quarter of 2012, an increase of 113%. AFFO attributable to common stockholders was approximately $13.2 million in the first quarter of 2013.  Net Loss for the first quarter of 2013 was approximately $0.4 million.  Included in Net Loss was depreciation and amortization expense of approximately $15.6 million.

A reconciliation of Net Loss to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2013.  See below regarding information for the supplemental information package.

Financial Strength and Liquidity

As of quarter end, the Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.7x, interest coverage based on Adjusted EBITDA was 4.9, and the weighted average interest rate on the outstanding debt was 4.01%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended March 31, 2013.  The Company’s total debt to total enterprise value was 28% as of March 31, 2013. Enterprise value is based on the March 28, 2013 closing share/unit price of $21.27 times 48.6 million outstanding shares and units plus $69 million of preferred equity and total debt of $424 million.

As of quarter end, the Company had approximately $424 million of debt outstanding with an average term of 5.5 years.  This included $150 million drawn under the Company’s five year unsecured term loan, which was fully drawn at March 31, 2013.  The interest rate on $100 million of this amount has been swapped at an all-in interest rate of 2.42% (the current 1.65% spread plus the one-month LIBOR swapped to a weighted average fixed rate of 0.77%).  During the quarter, the Company closed on a new $150 million unsecured seven year term loan.  The Company borrowed $25 million under this facility at closing and subsequently swapped the interest rate for an all-in interest rate of 3.48% (the current 2.15% spread plus the one-month LIBOR swapped to a fixed rate of 1.33%).

At quarter end, there was an outstanding balance of $20 million, and $180 million of availability under the Company’s $200 million unsecured revolving credit facility.

Offerings

On January 22, 2013 the Company completed an offering of 6,284,152 shares of common stock, inclusive of 819,672 shares exercised under the underwriters’ option, at a public offering price of $18.30 per share.  The Company received approximately $115 million in total gross proceeds before underwriting discounts and offering expenses. The Company used the net proceeds of the offering to fully repay the balance outstanding under its unsecured revolving credit facility and to fund acquisitions.

Under the “at the market” (ATM) stock offering program, the Company issued an aggregate of 139,200 shares of common stock during the first two business days of the first quarter of 2013 receiving gross proceeds of approximately $2.5 million.  Due to restrictions from the follow on offering and the post year-end blackout, the ATM program was only active for a limited amount of time.

Subsequent to quarter end, on April 16, 2013, the Company sold 2,800,000 shares of 6.625% Series B Cumulative Redeemable Preferred Stock, inclusive of 300,000 shares exercised under the underwriters’ option, resulting in gross proceeds to the Company of $70 million, before underwriting discounts and offering expenses.  The Company used the net proceeds to fully repay the outstanding balance under the revolving credit facility and to fund acquisitions.

Conference Call

The Company will host a conference call on Tuesday, May 7, 2013, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 413163.  The replay will be available until May 14, 2013.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	March 31, 2013	December 31, 2012
Assets
Rental Property:
Land	$109,116	$104,656
Buildings	695,119	654,518
Tenant improvements	35,394	34,900
Building and land improvements	24,436	22,153
Less: accumulated depreciation	(52,257)	(46,175)
Total rental property, net	811,808	770,052
Cash and cash equivalents	11,980	19,006
Restricted cash	7,540	5,497
Tenant accounts receivable, net	10,373	9,351
Prepaid expenses and other assets	3,657	1,556
Deferred financing fees, net	5,903	4,704
Leasing commissions, net	2,276	1,674
Goodwill	4,923	4,923
Due from related parties	300	806
Deferred leasing intangibles, net	190,243	187,555
Total assets	$1,049,003	$1,005,124
Liabilities and Equity
Liabilities:
Mortgage notes payable	$228,844	$229,915
Unsecured credit facility	20,000	99,300
Unsecured term loans	175,000	150,000
Accounts payable, accrued expenses and other liabilities	8,832	12,111
Interest rate swaps	469	480
Tenant prepaid rent and security deposits	6,808	5,686
Dividends and distributions payable	16,122	11,301
Deferred leasing intangibles, net	6,852	6,871
Total liabilities	$462,927	$515,664
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2013 and December 31, 2012	69,000	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 42,221,072 and 35,698,582 shares outstanding at March 31, 2013 and December 31, 2012, respectively	422	357
Additional paid-in capital	524,843	419,643
Common stock dividends in excess of earnings	(75,383)	(61,024)
Accumulated other comprehensive loss	(361)	(371)
Total stockholders’ equity	518,521	427,605
Noncontrolling interest	67,555	61,855
Total equity	586,076	489,460
Total liabilities and equity	$1,049,003	$1,005,124

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended March 31, 2013	Three months Ended March 31, 2012
Revenue
Rental income	$26,287	$15,231
Tenant recoveries	3,665	1,987
Other income	396	321
Total revenue	30,348	17,539
Expenses
Property	2,707	1,496
General and administrative	4,506	2,998
Real estate taxes and insurance	2,636	1,359
Property acquisition costs	575	293
Depreciation and amortization	15,610	8,779
Other expenses	85	50
Total expenses	26,119	14,975
Other income (expense)
Interest income	3	4
Interest expense	(4,650)	(4,092)
Gain on interest rate swaps	—	215
Total other income (expense)	(4,647)	(3,873)
Net loss from continuing operations	$(418)	$(1,309)
Discontinued operations
Loss attributable to discontinued operations	—	(52)
Total loss attributable to discontinued operations	—	(52)
Net loss	$(418)	$(1,361)
Less: loss attributable to noncontrolling interest	(265)	(972)
Net loss attributable to STAG Industrial, Inc.	$(153)	$(389)
Less: preferred stock dividends	1,553	1,553
Less: amount allocated to unvested restricted stockholders	69	—
Net loss attributable to common stockholders	$(1,775)	$(1,942)
Weighted average common shares outstanding — basic and diluted	40,514,942	15,824,627
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.04)	$(0.12)
Loss from discontinued operations attributable to common stockholders	$—	$(0.00)
Loss per share — basic and diluted	$(0.04)	$(0.12)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended March 31, 2013	Three months Ended March 31, 2012
Net loss	$(418)	$(1,361)
Asset management fee income	(259)	(309)
General and administrative	4,506	2,998
Property acquisition costs	575	293
Depreciation and amortization	15,610	8,860
Interest income	(3)	(4)
Interest expense	4,650	4,172
Gain on interest rate swaps	—	(215)
Other expenses	85	50
NET OPERATING INCOME	$24,746	$14,484
Noncontrolling interest	(3,333)	(4,832)
Net operating income after noncontrolling interest	$21,413	$9,652

Net operating income	$24,746	$14,484
Straight line rent adjustment	(772)	(677)
Above/below market lease amortization, net	1,369	1,168
CASH NET OPERATING INCOME	$25,343	$14,975
Noncontrolling interest	(3,413)	(4,995)
Cash net operating income after noncontrolling interest	$21,930	$9,980

Cash net operating income	$25,343	$14,975
New property cash net operating income	(10,320)	(123)
Cash net operating income from discontinued operations	—	(110)
Termination income	—	(60)
SAME STORE CASH NET OPERATING INCOME	$15,023	$14,682

Net loss	$(418)	$(1,361)
Above/below market lease amortization, net	1,369	1,168
Property acquisition costs	575	293
Depreciation and amortization	15,610	8,860
Interest income	(3)	(4)
Interest expense	4,650	4,172
Gain on interest rate swaps	—	(215)
ADJUSTED EBITDA	$21,783	$12,913
Noncontrolling interest	(2,933)	(4,308)
Adjusted EBITDA after noncontrolling interest	$18,850	$8,605

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended March 31, 2013	Three months Ended March 31, 2012
Net loss	$(418)	$(1,361)
Depreciation and amortization	15,610	8,860
Funds from operations	$15,192	$7,499
Preferred stock dividends	(1,553)	(1,553)
Amount allocated to unvested restricted stockholders	(69)	—
Funds from operations attributable to common stockholders and unit holders	$13,570	$5,946
Noncontrolling interest	(1,837)	(1,983)
Funds from operations attributable to common stockholders	$11,733	$3,963

Funds from operations attributable to common stockholders and unit holders	$13,570	$5,946
Above/below market lease amortization, net	1,369	1,168
Termination income	—	(60)
Property acquisition costs	575	293
Gain on interest rate swaps	—	(215)
CORE FUNDS FROM OPERATIONS	$15,514	$7,132
Noncontrolling interest	(2,099)	(2,379)
Core funds from operations attributable to common stockholders	$13,415	$4,753

Weighted average shares outstanding - basic	40,514,942	15,824,627
Unvested restricted shares	117,740	—
Unvested outperformance plan	470,146	—
Weighted average shares outstanding - diluted	41,102,828	15,824,627
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - BASIC	$0.33	$0.30
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - DILUTED	$0.33	$0.30

Core funds from operations	$15,514	$7,132
Straight line rent adjustment	(772)	(677)
Recurring capital expenditures	(68)	(15)
Lease renewal commissions and tenant improvements	(436)	(17)
Non-cash interest expense	248	236
Non-cash compensation	745	492
ADJUSTED FUNDS FROM OPERATIONS	$15,231	$7,151
Noncontrolling interest	(2,060)	(2,385)
Adjusted funds from operations to common stockholders	$13,171	$4,766

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, gain on interest rate swaps, asset management fee income, property acquisition costs, and other expenses. The Company defines Cash NOI as NOI less straight line rent adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain on interest rate swaps, termination income, and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rent adjustment, non-cash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents Adjusted EBITDA excluding property acquisition costs, gain on interest rate swaps, and amortization of above and below market leases.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com